UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 8, 2008 (April 4, 2008)
SPECTRA ENERGY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-33556	41-2232463

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas		77056

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth under Item 7.01 below is incorporated herein by reference. Pursuant to the terms of the Contribution Agreement and the Asset Purchase Agreement, on April 4, 2008, Spectra Energy Partners, LP (the “Partnership”) and its subsidiaries acquired the equity interests of Virginia-based Saltville Gas Storage Company, L.L.C. and the P-25 pipeline from subsidiaries of Spectra Energy Corp. In exchange for those assets, the Partnership issued 4,207,641 common units and 85,870 general partner units, and paid $4.65 million in cash, to subsidiaries of Spectra Energy Corp. The private placement of common units issued pursuant to the Contribution Agreement and the Asset Purchase Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof as well as Regulation D promulgated thereunder.
Item 7.01 Regulation FD Disclosure.
     On April 8, 2008, the Partnership issued a release announcing the completion of the previously announced transactions contemplated by the Contribution Agreement, dated December 13, 2007, among the Partnership, Spectra Energy Transmission, LLC (“SET”) and Spectra Energy Partners (DE) GP, LP, the general partner of the Partnership (the “Contribution Agreement”), and the Asset Purchase Agreement, dated December 13, 2007, between East Tennessee Natural Gas, LLC, a subsidiary of the Partnership, and Spectra Energy Virginia Pipeline Company, a subsidiary of SET (the “Asset Purchase Agreement”). A copy of the press release is being furnished and is attached as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release dated April 8, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP, its general partner

By:	Spectra Energy Partners GP, LLC, its general partner

/s/ C. Gregory Harper C. Gregory Harper President and Chief Executive Officer
Date: April 8, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release dated April 8, 2008